Exhibit 99.1

Appian Announces Fourth Quarter and Full Year 2021 Financial Results

Fourth quarter cloud subscription revenue increased 39% year-over-year to $51.2 million
Full year cloud subscription revenue increased 39% year-over-year to $179.4 million

McLean, VA – February 17, 2022 – Appian (Nasdaq: APPN) today announced financial results for the fourth quarter and full year ended December 31, 2021.

"Appian cloud subscription revenue grew 39% for the full year. We enter 2022 with an accelerating business, a unified low-code platform, a growing ecosystem, and happy customers," said Matt Calkins, CEO & Founder.

Fourth Quarter 2021 Financial Highlights:

•Revenue: Cloud subscription revenue was $51.2 million for the fourth quarter of 2021, up 39% compared to the fourth quarter of 2020. Total subscriptions revenue, which includes sales of our SaaS subscriptions, on-premises term license subscriptions, and maintenance and support, increased 35% year-over-year to $75.8 million for the fourth quarter of 2021. Professional services revenue was $29.2 million for the fourth quarter of 2021, compared to $25.5 million for the fourth quarter of 2020. Total revenue was $105.0 million for the fourth quarter of 2021, up 29% compared to the fourth quarter of 2020. Cloud subscription revenue retention rate was 116% as of December 31, 2021.
•Operating loss and non-GAAP operating loss: GAAP operating loss was $(25.9) million for the fourth quarter of 2021, compared to $(9.7) million for the fourth quarter of 2020. Non-GAAP operating loss was $(11.7) million for the fourth quarter of 2021, compared to $(5.1) million for the fourth quarter of 2020.
•Net loss and non-GAAP net loss: GAAP net loss was $(25.8) million for the fourth quarter of 2021, compared to $(6.4) million for the fourth quarter of 2020. GAAP net loss per share was $(0.36) for the fourth quarter of 2021, based on 71.3 million weighted-average shares outstanding, compared to $(0.09) for the fourth quarter of 2020, based on 70.4 million weighted-average shares outstanding. Non-GAAP net loss was $(11.6) million for the fourth quarter of 2021, compared to $(1.8) million for the fourth quarter of 2020. Non-GAAP net loss per share was $(0.16) for the fourth quarter of 2021, based on 71.3 million basic and diluted shares outstanding, compared to the $(0.03) net loss per share for the fourth quarter of 2020, based on 70.4 million basic and diluted shares outstanding.
•Adjusted EBITDA: Adjusted EBITDA loss was $(10.0) million for the fourth quarter of 2021, compared to adjusted EBITDA loss of $(3.7) million for the fourth quarter of 2020.
•Cash flows: Net cash used in operating activities was $(19.4) million for the three months ended December 31, 2021 compared to $5.8 million of net cash provided by operating activities for the same period in 2020.

Full Year 2021 Financial Highlights:

•Revenue: Cloud subscription revenue was $179.4 million for the full year 2021, up 39% compared to the full year 2020. Total subscriptions revenue, which includes sales of our SaaS subscriptions, on-premises term license subscriptions, and maintenance and support, increased 33% year-over-year to $263.7 million for the full year 2021. Professional services revenue was $105.5 million for the full year 2021, compared to $105.9 million for the full year 2020. Total revenue was $369.3 million for the full year 2021, up 21% compared to the full year 2020.
•Operating loss and non-GAAP operating loss: GAAP operating loss was $(83.9) million for the full year 2021, compared to $(37.9) million for the full year 2020. Non-GAAP operating loss was $(43.7) million for the full year 2021, compared to $(22.6) million for the full year 2020.
•Net loss and non-GAAP net loss: GAAP net loss was $(88.6) million for the full year 2021, compared to $(33.5) million for the full year 2020. GAAP net loss per share was $(1.25) for the full year 2021, based on 71.0 million weighted-average shares outstanding, compared to $(0.48) for the full year 2020, based on 69.1 million weighted-average shares outstanding.

Non-GAAP net loss was $(48.3) million for the full year 2021, compared to $(18.2) million for the full year 2020. Non-GAAP net loss per share was $(0.68) for the full year 2021, based on 71.0 million basic and diluted shares outstanding, compared to the $(0.26) net loss per share for the full year 2020, based on 69.1 million basic and diluted shares outstanding.
•Adjusted EBITDA: Adjusted EBITDA loss was $(37.9) million for the full year 2021, compared to adjusted EBITDA loss of $(16.8) million for the full year 2020.
•Balance sheet and cash flows: As of December 31, 2021, Appian had total cash, cash equivalents, and investments of $168.0 million. Net cash used in operating activities was $(53.9) million for the full year 2021 compared to $(7.6) million of net cash used in operating activities for the full year in 2020.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Fourth Quarter 2021 Business Highlights:

•Vontobel scales Appian’s Robotic Process Automation across the company.
•Belong accelerates intelligent automation during COVID-19 with Appian.
•Appian named a Leader by Forrester Research, Inc. in “The Forrester WaveTM: Digital Process Automation Software, Q4 2021” report.
•Appian announces 2021 Public Sector Solutions Cup and Partner Award winners.
•Appian and Redox partner to simplify EHR data integration for payer and providers.

Financial Outlook:

As of February 17, 2022, guidance for 2022 is as follows:

•First Quarter 2022 Guidance:

◦Cloud subscription revenue is expected to be in the range of $52.1 million and $52.6 million, representing year-over-year growth of between 33% and 35%.
◦Total revenue is expected to be in the range of $106.0 million and $108.0 million, representing a year-over-year increase of between 19% and 22%.
◦Adjusted EBITDA loss is expected to be in the range of $(9.0) million and $(7.0) million.
◦Non-GAAP net loss per share is expected to be in the range of $(0.15) and $(0.12), assuming weighted average common shares outstanding of 72.2 million.

•Full Year 2022 Guidance:

◦Cloud subscription revenue is expected to be in the range of $234.0 million and $236.0 million, representing year-over-year growth of between 30% and 32%.
◦Total revenue is expected to be in the range of $444.0 million and $446.0 million, representing a year-over-year increase of between 20% and 21%.
◦Adjusted EBITDA loss is expected to be in the range of $(53.0) million and $(51.0) million.
◦Non-GAAP net loss per share is expected to be in the range of $(0.83) and $(0.80), assuming weighted average common shares outstanding of 72.5 million.

Conference Call Details:

Appian will host a conference call today, February 17, 2022, at 4:30 p.m. ET to discuss Appian's financial results for the fourth quarter and full year ended December 31, 2021 and business outlook.

The live webcast of the conference call can be accessed on the Investor Relations page of Appian’s website at http://investors.appian.com. To access the call, please dial (888) 204-4368 in the U.S. or (323) 994-2093 internationally (Conference ID: 5263699). Following the call, an archived webcast will be available at the same location on the Investor Relations page. A telephone replay will be available for one week at (844) 512-2921 in the U.S. or (412) 317-6671 internationally with recording access code 5263699.

About Appian

Appian provides a low-code platform that accelerates the creation of high-impact business applications and workflows, enabling our customers to automate the most important aspects of their business. Global organizations use our applications to improve customer experience, achieve operational excellence, and simplify global risk management and compliance. For more information, visit www.appian.com.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial measures, including non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP weighted average shares outstanding, and adjusted EBITDA. These non-GAAP financial measures exclude the effect of stock-based compensation expense, gains or losses on disposals of assets, and certain litigation-related expenses consisting of legal and other professional fees which are not indicative of our core operating performance and are not part of our normal course of business.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release. A reconciliation of non-GAAP guidance measures to the most comparable GAAP measures is not available on a forward-looking basis without unreasonable efforts due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures.

Appian uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of its recurring core business operating results. Appian believes both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.

Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the first quarter and full year 2022, the impact of COVID-19, including the emergence of new variant strains of COVID-19, on our business and on the global economy, future investment by Appian in its go-to-market initiatives, increased demand for the Appian platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscriptions revenue and total revenue growth, are forward-looking statements. The words "anticipate," believe," "continue," "estimate," "expect," "intend," "may," "will," and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, the potential fluctuation of Appian’s future quarterly results of operations, Appian’s ability to shift its revenue towards subscriptions and away from professional services, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties and use of third-party licensed software and its platform’s compatibility with third-party applications, the timing of Appian’s recognition of subscriptions revenue which may delay the effect of near term changes in sales on its operating results, and the additional risks and uncertainties set forth in the "Risk Factors" section of Appian’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission on February 17, 2022 and other reports that Appian has filed with the Securities and Exchange Commission. Moreover,

Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties, and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
Srinivas Anantha, CFA
703-442-8844
investors@appian.com

Media Contact
Ben Farrell
703-442-1067
ben.farrell@appian.com

APPIAN CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of
	December 31, 2021	December 31, 2020

Assets
Current assets
Cash and cash equivalents	$100,796	$112,462
Short-term investments and marketable securities	55,179	109,826
Accounts receivable, net of allowance of $1,400 as of each of December 31, 2021 and December 31, 2020	130,049	97,278
Deferred commissions, current	24,668	17,899
Prepaid expenses and other current assets	26,781	27,955
Restricted cash, current	791	—
Total current assets	338,264	365,420
Property and equipment, net	36,913	35,404
Long-term investments	12,044	36,120
Goodwill	27,795	4,862
Intangible assets, net of accumulated amortization of $1,260 and $429 as of December 31, 2021 and December 31, 2020, respectively	7,144	1,744
Operating right-of-use assets	27,897	30,659
Deferred commissions, net of current portion	49,017	34,198
Deferred tax assets	1,025	489
Restricted cash, net of current portion	2,373	—
Other assets	2,047	3,625
Total assets	$504,519	$512,521
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,766	$2,967
Accrued expenses	15,483	5,821
Accrued compensation and related benefits	35,126	22,981
Deferred revenue, current	150,169	116,256
Operating lease liabilities, current	8,110	6,923
Other current liabilities	1,067	940
Total current liabilities	215,721	155,888
Operating lease liabilities, net of current portion	48,784	51,194
Deferred revenue, net of current portion	2,430	3,886
Deferred tax liabilities	209	70
Other non-current liabilities	3,458	4,878
Total liabilities	270,602	215,916
Stockholders’ equity
Class A common stock—par value $0.0001; 500,000,000 shares authorized and 39,964,298 shares issued and outstanding as of December 31, 2021; 500,000,000 shares authorized and 38,971,324 shares issued and outstanding as of December 31, 2020	4	4
Class B common stock—par value $0.0001; 100,000,000 shares authorized and 31,497,796 shares issued and outstanding as of December 31, 2021; 100,000,000 shares authorized and 31,707,866 shares issued and outstanding as of December 31, 2020	3	3
Additional paid-in capital	497,128	470,498
Accumulated other comprehensive loss	(5,687)	(5,010)
Accumulated deficit	(257,531)	(168,890)
Total stockholders’ equity	233,917	296,605
Total liabilities and stockholders’ equity	$504,519	$512,521

APPIAN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(unaudited)
Revenue:
Subscriptions	$75,786	$56,096	$263,738	$198,710
Professional services	29,202	25,534	105,521	105,863
Total revenue	104,988	81,630	369,259	304,573
Cost of revenue:
Subscriptions	7,524	5,641	27,330	20,826
Professional services	20,698	16,299	76,763	67,940
Total cost of revenue	28,222	21,940	104,093	88,766
Gross profit	76,766	59,690	265,166	215,807
Operating expenses:
Sales and marketing	49,277	35,425	167,852	130,316
Research and development	26,455	18,875	97,517	70,241
General and administrative	26,978	15,076	83,704	53,152
Total operating expenses	102,710	69,376	349,073	253,709
Operating loss	(25,944)	(9,686)	(83,907)	(37,902)
Other (income) expense
Other (income) expense, net	(557)	(3,941)	3,584	(5,786)
Interest expense	139	88	372	478
Total other (income) expense	(418)	(3,853)	3,956	(5,308)
Loss before income taxes	(25,526)	(5,833)	(87,863)	(32,594)
Income tax expense	319	548	778	883
Net loss	$(25,845)	$(6,381)	$(88,641)	$(33,477)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.36)	$(0.09)	$(1.25)	$(0.48)
Weighted average common shares outstanding:
Basic and diluted	71,333,582	70,362,387	71,036,490	69,050,565

APPIAN CORPORATION AND SUBSIDIARIES
STOCK BASED COMPENSATION EXPENSE
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(unaudited)
Cost of revenue
Subscriptions	$226	$265	$1,199	$943
Professional services	848	542	3,131	1,477
Operating expenses
Sales and marketing	1,673	984	5,426	2,821
Research and development	1,877	877	5,224	2,718
General and administrative	1,528	1,943	8,864	7,320
Total stock-based compensation expense	$6,152	$4,611	$23,844	$15,279

APPIAN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(88,641)	$(33,477)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,743	5,851
Bad debt expense	410	984
Loss on disposal of property and equipment	79	22
Change in fair value of available-for-sale securities	—	22
Deferred income taxes	(498)	(184)
Stock-based compensation	23,844	15,279
Changes in assets and liabilities:
Accounts receivable	(33,904)	(33,559)
Prepaid expenses and other assets	2,094	3,740
Deferred commissions	(21,588)	(8,575)
Accounts payable and accrued expenses	11,467	(4,238)
Accrued compensation and related benefits	12,598	11,801
Other liabilities	(444)	3,681
Deferred revenue	33,378	27,626
Operating lease assets and liabilities	1,544	3,407
Net cash used in operating activities	(53,918)	(7,620)
Cash flows from investing activities:
Purchases of investments	(41,870)	(145,968)
Payments for acquisitions, net of cash acquired	(30,729)	(6,138)
Proceeds from investments	120,593	—
Purchases of property and equipment	(6,058)	(1,251)
Net cash provided by (used in) investing activities	41,936	(153,357)
Cash flows from financing activities:
Principal payments on finance leases	—	(3,822)
Proceeds from public offerings, net of underwriting discounts	—	108,260
Payments of costs related to public offerings	—	(346)
Proceeds from exercise of common stock options	2,786	6,376
Net cash provided by financing activities	2,786	110,468
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	694	3,216
Net decrease in cash, cash equivalents, and restricted cash	(8,502)	(47,293)
Cash, cash equivalents, and restricted cash at beginning of period	$112,462	$159,755
Cash, cash equivalents, and restricted cash at end of period	$103,960	$112,462
Supplemental disclosure of cash flow information:
Cash paid for interest	$323	$165
Cash paid for income taxes	$1,505	$1,182
Supplemental disclosure of non-cash investing and financing information:
Accrued capital expenditures	$379	$—

APPIAN CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of non-GAAP operating loss:
GAAP operating loss	$(25,944)	$(9,686)	$(83,907)	$(37,902)
Add back:
Stock-based compensation expense	6,152	4,611	23,844	15,279
Litigation expenses(1)	8,130	—	16,400	—
Non-GAAP operating loss	$(11,662)	$(5,075)	$(43,663)	$(22,623)

Reconciliation of non-GAAP net loss:
GAAP net loss	$(25,845)	$(6,381)	$(88,641)	$(33,477)
Add back:
Stock-based compensation expense	6,152	4,611	23,844	15,279
Litigation expenses(1)	8,130	—	16,400	—
Loss on disposal of property and equipment	1	—	79	22
Non-GAAP net loss	$(11,562)	$(1,770)	$(48,318)	$(18,176)

Non-GAAP earnings per share:
Non-GAAP net loss	$(11,562)	$(1,770)	$(48,318)	$(18,176)
Non-GAAP weighted average shares used to compute net loss per share, basic and diluted	71,333,582	70,362,387	71,036,490	69,050,565
Non-GAAP net loss per share, basic and diluted	$(0.16)	$(0.03)	$(0.68)	$(0.26)

Reconciliation of non-GAAP net loss per share, basic and diluted:
GAAP net loss per share, basic and diluted	$(0.36)	$(0.09)	$(1.25)	$(0.48)
Add back:
Non-GAAP adjustments to net loss per share	0.20	0.06	0.57	0.22
Non-GAAP net loss per share, basic and diluted	$(0.16)	$(0.03)	$(0.68)	$(0.26)

Reconciliation of adjusted EBITDA:
GAAP net loss	$(25,845)	$(6,381)	$(88,641)	$(33,477)
Other (income) expense, net	(557)	(3,941)	3,584	(5,786)
Interest expense	139	88	372	478
Income tax expense	319	548	778	883
Depreciation and amortization	1,672	1,366	5,743	5,851
Stock-based compensation expense	6,152	4,611	23,844	15,279
Litigation expenses(1)	8,130	—	16,400	—
Adjusted EBITDA	$(9,990)	$(3,709)	$(37,920)	$(16,772)
(1) Consists of professional fees and other costs incurred in connection with two separate lawsuits, one involving reciprocal false advertising and related claims with a competitor and one involving an effort to enforce our intellectual property. We believe the costs incurred related to these cases are outside of our ordinary course of business; therefore, exclusion of such costs aids to provide supplemental information and comparable financial results from period to period.